Exhibit 5.1

December 7, 2023

BiomX Inc.

22 Einstein St. Floor 4

Ness Ziona 7414003, Israel

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) being filed by BiomX Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of up to $150,000,000 aggregate maximum offering price of: (i) shares of common stock of the Company, $0.0001 par value per share, (the “Shares”) including up to $7,500,000 of Shares (the “ATM Shares”) pursuant to the At the Market Offering Agreement, dated December 7, 2023 (the “Sale Agreement”) by and between the Company and H.C. Wainwright & Co., LLC, (ii) shares of preferred stock (the “Preferred Shares”), (iv) debt securities of the Company (the “Debt Securities”), (v) warrants to purchase Shares (the “Warrants” and, with the Shares, the Preferred Shares, the Debt Securities and the Warrants, the “Securities”) and (vi) units of two or more of the Securities (the “Units”), all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We are acting as counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement, the prospectus and the form of indenture filed as an exhibit to the Registration Statement. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date (collectively the “Charter Documents”), and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We express no opinion herein as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, to the extent indicated in this paragraph, and the federal laws of the United States of America, and we express no opinion as to state securities or blue sky laws. In connection with our opinions herein relating to the General Corporation Law of the State of Delaware (the “Delaware GCL”), we call to your attention that we are not members of the Bar of the State of Delaware, although we are generally familiar with the laws of the State of Delaware pertaining to corporate matters, and, to the extent that conclusions based on the Delaware GCL are involved in the opinions set forth herein, we have relied in part, in rendering such opinions, upon our examination of the Delaware GCL as currently in effect.

BiomX Inc.

December 7, 2023

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

(1) With respect to the Shares, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”); (ii) the Registration Statement has become effective under the Securities Act; (iii) if necessary, an appropriate prospectus supplement with respect to the Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; (iv) the terms of the sale of the Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Shares have been issued and sold as contemplated by the Registration Statement and any prospectus supplement, if applicable; and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Shares, the Shares will be validly issued, fully paid and nonassessable.

(2) With respect to the Preferred Shares, when (i) the Board shall have duly adopted resolutions approving a certificate of designation (the “Certificate of Designation”) setting forth the terms of a series of Preferred Shares, including, as applicable, designations and powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference; (ii) the Certificate of Designation shall have been duly executed and filed with and accepted for record by the Department of State of the State of Delaware; (iii) specifically authorized for issuance by the Authorizing Resolutions; (iv) the Registration Statement has become effective under the Securities Act; (v) if necessary, an appropriate prospectus supplement with respect to the Preferred Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder; (vi) the terms of the sale of the Preferred Shares have been duly established in conformity with the Charter Documents and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vii) the Preferred Shares have been issued and sold as contemplated by the Registration Statement and any prospectus supplement, if applicable, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and such consideration is not less than the par value of the Preferred Shares, the Preferred Shares will be validly issued, fully paid and nonassessable.

(3) With respect to each series of the Debt Securities, when (i) the applicable indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the trustee party thereto executing the applicable indenture or any related supplemental indenture; and (ii) the indenture shall have been duly authorized, executed and delivered by the Company and a trustee, the Debt Securities will be valid and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions; (ii) the Registration Statement has become effective under the Securities Act; (iii) the warrant agreement or agreements relating to the Warrants have been duly authorized, executed and delivered; (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the warrant agreement or agreements and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (v) the Warrants have been duly executed and countersigned in accordance with the warrant agreement or agreements and issued and sold as contemplated by the Registration Statement; and (vi) the Company has received the consideration (if any separate consideration is given for the Warrants) provided for in the Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) With respect to the Units, when (i) at the time of execution, issuance and delivery of the Units and any agreement related thereto will have been duly authorized, executed and delivered by the Company and the other parties to such agreement and will be the valid and legally binding obligation of the parties thereto, enforceable against such parties in accordance with its terms; and (ii) all necessary conditions and actions with respect to the Securities of which the Units are comprised shall have been duly met or taken, as provided for in (1) and (2) above, as applicable, the Units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

BiomX Inc.

December 7, 2023

(6) The ATM Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Sale Agreement, will be validly issued, fully paid and nonassessable.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect).

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the Securities currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Sullivan & Worcester LLP
Sullivan & Worcester LLP